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                                                                EXHIBIT 23.1
                                                                ------------

                 CONSENT OF INDEPENDENT AUDITORS


To the Plan Administrative Committee
Commercial BancShares, Inc. Employee Stock Ownership
  Plan (Containing Section 401(k) Provisions)
Parkersburg, West Virginia


    We consent to incorporation by reference of our report dated May 5, 1998 relating to the statements of net assets available for benefits with fund information of Commercial BancShares, Inc. Employee Stock Ownership Plan (Containing Section 401(k) Provisions) as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits with fund information for the years then ended, which appears in Commercial BancShares, Inc.'s Form 11K for 1997.


                                     /s/ Harman, Thompson, Mallory & Ice, A.C.

                                       Harman, Thompson, Mallory & Ice, A.C.
                                       Certified Public Accountants

Parkersburg, West Virginia
June 26, 1998